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                                                                    Exhibit 23.2


                             Accountants' Consent



We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 and each related Prospectus of Crown Cork & Seal Company, Inc. of our report dated February 21, 1996 relating to the consolidated financial statements of CarnaudMetalbox, which report is incorporated by reference into item 7(a) and appears in Exhibit 99.1 of Crown's Form 8-K filed on March 1, 1996, as amended by Amendment Nos. 1, 2 and 3. We also consent to the references to us under the heading "Experts" in both such Form S-3 and related Prospectus.


Paris, 24 October 1996



     Arthur Andersen LLP (1)            Befec-Price Waterhouse (1)
                                               J. P. Caroff



     Salustro Reydel (2)                C. Chevalier (3)
         J.P. Crouzet



(1)  For the years ended December 31, 1995, 1994 and 1993.
(2)  For the year ended December 31, 1995.
(3)  For the years ended December 31, 1994 and 1993.